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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated March 1, 2000 relating to the financial statements of Omolon Gold Mining Company, which appears in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers


Moscow, Russia
March 29, 2000